UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014 (October 29, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of CRC Health Group, Inc.

On October 29, 2014, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company” or “Acadia”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Copper Acquisition Co., Inc., a newly formed Delaware corporation wholly owned by the Company (the “Merger Subsidiary”), and CRC Health Group, Inc., a Delaware corporation (“CRC”), pursuant to which, among other things, the Merger Subsidiary will be merged with and into CRC with CRC surviving as a wholly owned subsidiary of the Company (the “Merger”). Investment funds affiliated with Bain Capital Partners, LLC (collectively, “Bain Capital”) own approximately 98% of the capital stock of CRC. Concurrently with the execution and delivery of the Merger Agreement, Bain Capital delivered a written consent adopting the Merger Agreement with respect to the shares of CRC capital stock owned by Bain Capital.

Pursuant to the Merger Agreement, among other things, at the effective time of the Merger (i) the Company will issue up to an aggregate of 6.3 million shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), to certain holders of CRC common stock in exchange therefor; (ii) all other CRC securities and equity awards will be cancelled and the holder of such other securities and equity awards will be entitled to receive an amount in cash in exchange therefor based on the market value of the Common Stock, and (iii) all outstanding indebtedness of CRC will be repaid. The maximum number of shares of Common Stock to be issued upon the consummation of the Merger will be reduced based on (i) the amount of cash paid to unaccredited investors for their shares of CRC common stock and the holders of CRC Options and RSUs (as such terms are defined below) for the Options and RSUs held by such holders, (ii) certain transaction expenses incurred by CRC and (iii) certain pre-closing adjustments relating to the amount of cash, net working capital and indebtedness of CRC. The estimated aggregate consideration to be paid by the Company in connection with the Merger is approximately $1.175 billion (approximately $875 million of which will be used for the repayment of net indebtedness of CRC and its subsidiaries at the closing of the Merger).

At the effective time of the Merger, each outstanding share of CRC common stock (other than dissenting shares and treasury shares) will be cancelled and converted into the right to receive (i) if the holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D under Securities Act of 1933, as amended) a specified number of shares of Common Stock, and (ii) if the holder is not an accredited investor, an amount of cash based on the market value of the Common Stock that would have been received by such holder if the holder was an accredited investor. At the effective time of the Merger, (i) each option to acquire common stock of CRC (to the extent such option is in-the-money immediately prior to the effective time of the Merger) that is outstanding immediately prior to the effective time of the Merger (the “Options”) and (ii) each restricted stock unit (“RSU”) that is outstanding immediately prior to the effective time of the Merger, subject to certain conditions, will be cancelled and converted into the right to receive an amount of cash based on the market value of the Common Stock that would have been received by the holder of such Option or RSU if the Option had been exercised or RSU vested immediately prior to the effective time of the Merger (with the cash amount payable to an Option holder net of the Option exercise price).

The Company and CRC have made customary representations, warranties and covenants in the Merger Agreement. CRC has covenanted (i) to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger; (ii) not to engage in certain kinds of transactions or take certain actions during such period; and (iii) not to solicit proposals relating to alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including, among others, (i) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period; (ii) the receipt of certain healthcare regulatory approvals; (iii) subject to certain exceptions, the accuracy of representations and warranties and material compliance with covenants; (iv) the absence of any event, circumstance or change that would have a material adverse effect on CRC or Acadia; and (v) the amount of funded indebtedness of CRC immediately prior to closing shall not exceed $955.3 million. The Company is also not required to consummate the Merger until the completion of a 25 consecutive day marketing period with respect to its debt financing. The Company expects to complete the acquisition during the first quarter of 2015.

The Merger Agreement contains certain termination rights for both the Company and CRC and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay CRC a termination fee of $50.0 million.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, CRC or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, CRC or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Debt Commitment Letter and Debt Financing

Acadia has received a commitment from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Bank of America, N.A. (“Bank of America”) and Jefferies Finance LLC (“JF”, and together with Bank of America, the “Initial Lenders”) regarding financing of the Transaction (the “Debt Financing”). In connection with the Debt Financing, Acadia will seek to amend (or amend and restate) the Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended to date) among Acadia Healthcare Company, Inc., the subsidiaries of Acadia party thereto, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto (as amended, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”) to reflect the terms of a Commitment Letter (the “Debt Commitment Letter”) with Merrill Lynch, Bank of America and JF (the “Amendment”). Subject to the terms of the Debt Commitment Letter, (a) each of Bank of

America and JF has committed and agreed to consent and vote 100% of the Revolving Commitments and Term Loans (each as defined in the Existing Credit Agreement) now or hereafter held by it to approve the Amendment, (b) if the Amendment fails to become effective on or prior to the closing of the Merger, Bank of America has committed to provide 100% of the aggregate principal amount of the $300 million senior secured revolving credit facility (the “Backstop Revolver”) and 100% of the approximately $294.4 million senior secured term A facility (the “Backstop Term A Facility”) and (c) each of Bank of America and JF has committed to provide, severally and not jointly (x) 50% and 50%, respectively, of a new senior secured term B facility in an aggregate principal amount of up to $580 million, subject to certain adjustments and (y) 50% and 50%, respectively, of $250 million of senior unsecured increasing rate bridge loans, subject to certain adjustments. It is expected that Acadia will seek long-term debt financing in lieu of a portion or all of the drawings under the bridge loans, subject to market and other conditions. The obligation of the Initial Lenders to provide the Debt Financing in accordance with the Debt Commitment Letter is subject to certain customary conditions. As a result, there can be no assurance that the Debt Financing will be consummated prior to the closing of the Merger.

Amended and Restated Stockholders Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into an Amended and Restated Stockholders Agreement (the “New Stockholders Agreement”) with the stockholders named therein, including affiliates of Waud Capital Partners, L.L.C. (the “WCP Investors”) and affiliates of Bain Capital. Subject to completion of the Merger, the New Stockholders Agreement amends and replaces the existing Amended and Restated Stockholders Agreement, dated as of November 1, 2011, as amended (the “Existing Stockholders Agreement”). In the event the Merger is not completed, the New Stockholders Agreement will not become effective and the Existing Stockholders Agreement will remain in place.

The New Stockholders Agreement generally grants the WCP Investors the right to designate, following the expiration of the current term of directors designated by the WCP Investors, one nominee for election to the board of directors of the Company for one additional three-year term. The WCP Investors also retain a consent right over the removal of existing directors designated by the WCP Investors and any vacancies in such designated board seats may be filled by the WCP Investors prior to the expiration of the current terms of such directors. The Merger Agreement provides that one designee of Bain Capital be appointed to the Company’s board of directors as a Class III director at the effective time of the Merger.

Certain covenants and consent rights in favor of the WCP Investors contained in the Existing Stockholders Agreement are not contained in the New Stockholders Agreement. The New Stockholders Agreement includes a standstill provision that would prevent Bain Capital from acquiring additional shares of Acadia, mounting a proxy contest, seeking to enter into a merger agreement, take Acadia private or take certain other actions involving the sale or purchase of a substantial portion of Acadia’s securities or debt. Consistent with the Prior Stockholders Agreement, the New Stockholders Agreement also contains certain transfer restrictions with respect to equity of the Company held by the management stockholders party to the New Stockholders Agreement.

The foregoing description of the New Stockholders Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Stockholders Agreement, which is filed as Exhibit 4.1 and incorporated by reference herein.

Second Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Second Amended and Restated Registration Rights Agreement (the “New Registration Rights Agreement”) with the parties named therein. The New Registration Rights Agreement amends and replaces the existing Amended and Restated Registration Rights Agreement dated as of April 1, 2011 (the “Existing Registration Rights Agreement”). Subject to certain limitations and effective as of the date hereof, the New Registration Rights Agreement amends the Existing Registration Rights Agreement to require the Company to (i) file a registration statement to register the Company securities held by the WCP Investors and (ii) file a registration statement following the effective time of the Merger to register the Company securities being issued to Bain Capital in the Merger and any Company securities held by the WCP Investors. Following the effective time of the Merger, the New Registration Rights Agreement grants certain stockholders “demand” registration rights for registered offerings and “piggyback” registration rights with respect to the Company’s securities. All expenses incident to registrations are required to be borne by the Company.

The foregoing description of the New Registration Rights Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Registration Rights Agreement, which is filed as Exhibit 4.2 and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company has entered into the Merger Agreement pursuant to which the Company will issue up to approximately 6.3 million shares of Common Stock as consideration upon consummation of the Merger. The issuance and sale of the shares of Common Stock is intended to be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

To the extent relevant, the information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent relevant, the information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2014, by and among the Company, Copper Acquisition Co., Inc. and CRC Health Group, Inc. *

4.1	Amended and Restated Stockholders Agreement, dated as of October 29, 2014, by and among the Company and each of the stockholders named therein.

4.2	Second Amended and Restated Registration Rights Agreement, dated as of October 29, 2014, by and among the Company and each of the parties named therein.

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that address future events, occurrences or results. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions used in connection with any discussion of the Merger Agreement, the Merger, the Debt Commitment Letter, the Debt Financing, the New Stockholders Agreement and the New Registration Rights Agreement identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. Although the Company believes that such expectations, assumptions, estimates and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control and could cause the Company’s actual results, performance or achievements to differ materially and adversely from any results, performance or achievements expressed or implied by such forward-looking statements.

Given these risks and uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company does not undertake, and expressly disclaims, any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: October 30, 2014	By:	/s/ Christopher Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2014, by and among the Company, Copper Acquisition Co., Inc. and CRC Health Group, Inc.*

4.1	Amended and Restated Stockholders Agreement, dated as of October 29, 2014, by and among the Company and each of the stockholders named therein.

4.2	Second Amended and Restated Registration Rights Agreement, dated as of October 29, 2014, by and among the Company and each of the parties named therein.

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.